UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2011

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2011, Mr. Keith Calder tendered his resignation as a director and as the Chief Executive Officer of Walter Energy, Inc. (the “Company”) with an effective date of July 31, 2011.  At the time of his resignation, Mr. Calder was serving as a member of the Executive Committee.  Mr. Calder informed the Board of Directors in his letter of resignation that he is resigning due to differences of opinion concerning management philosophy.

The Board of Directors has appointed Joseph B. Leonard to succeed Mr. Calder as Interim Chief Executive Officer.  Mr. Leonard previously served as Interim Chief Executive Officer from March 2010 through March 2011.

Attached as Exhibit 17.1 is a copy of Mr. Calder’s letter of resignation.

The Company has provided Mr. Calder with a copy of this Form 8-K, and has advised him of his opportunity to furnish the Company as promptly as possible with a letter stating whether he agrees with the statements made in this Form 8-K, and, if not, stating the respects in which he does not agree. The Company will file any letter received from Mr. Calder as an exhibit by an amendment to this Form 8-K as and to the extent required by Item 5.02(a)(3).

Attached as Exhibit 99.1 is a copy of the press release issued by the Company on June 30, 2011 announcing Mr. Calder’s resignation and Mr. Leonard’s appointment.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
17.1	Letter from Keith Calder dated June 30, 2011.
99.1	Press Release dated June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: July 1, 2011	By:	/s/ Keenan Hohol
Keenan Hohol, Vice President
Interim General Counsel and Secretary